Exhibit 99.1

Independent Auditors’ Report

The Board of Trustees and Shareholders
Equity Residential

The Partners
ERP Operating Limited Partnership:

We have audited the accompanying combined statement of revenue and certain expenses of the Archstone Portfolio (the “Properties”) for the year ended December 31, 2012, and the related notes (the combined financial statement).
Management's Responsibility for the Combined Financial Statement
Management is responsible for the preparation and fair presentation of this combined financial statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statement that is free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on this combined financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statement. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the combined financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses described in Note 1 of the Properties for the year ended December 31, 2012, in accordance with U.S. generally accepted accounting principles.
Emphasis of Matter

We draw attention to Note 1 to the combined financial statement, which describes that the accompanying combined financial statement was prepared for the purpose of complying with the rules and regulations of Securities and Exchange Commission (for the inclusion in Form 8-K/A of Equity Residential and ERP Operating Limited Partnership) and is not intended to be a complete presentation of the Properties' revenue and expenses. Our opinion is not modified with respect to this matter.

/s/KPMG LLP
Denver, Colorado
March 6, 2013

ARCHSTONE PORTFOLIO
Combined Statement of Revenue and Certain Expenses

Year Ended
December 31,
2012

Revenue
Rental revenue	$533,297,876
Other revenue	78,607,244
Total revenue	611,905,120

Certain Expenses
Operating	75,289,634
Maintenance	9,064,144
Utilities	31,673,343
Real estate taxes and insurance	72,931,505
Ground lease	10,728,842
Management fees	17,998,766
Total certain expenses	217,686,234

Revenue in excess of certain expenses	$394,218,886

See accompanying notes.

ARCHSTONE PORTFOLIO
Notes to Combined Statement of Revenue and Certain Expenses
Year ended December 31, 2012

1. Basis of Presentation

ERP Operating Limited Partnership (collectively with Equity Residential, its general partner, the “Company”), indirectly acquired a portfolio of apartment buildings primarily located in its core strategic markets known as the Archstone Portfolio (the “Properties”).

The Properties consist of seventy-one wholly owned and two partially owned properties containing 20,928 apartment units and three master-leased properties consisting of 853 apartment units, located primarily in high barrier to entry markets where the Company already operates. The portfolio contains approximately 19.4 million net rentable square feet of residential space and approximately 500,000 square feet of commercial space.

The combined statement of revenue and certain expenses relate to the operations of the Properties and were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X. Accordingly, the accompanying combined statement of revenue and certain expenses have been prepared using the accrual method of accounting in accordance with U.S. generally accepted accounting principles. Certain expenses which may not be in the proposed future operations of the Properties, such as depreciation, amortization, income taxes, mortgage interest expense and entity expenses are not reflected in the combined statement of revenue and certain expenses in accordance with Rule 3-14 of Regulation S‑X. The combined statement of revenue and certain expenses included herein reflect 100% of the results of the two partially owned properties as required despite the various levels of partial ownership.

2. Summary of Significant Accounting Policies

Revenue Recognition

The residential apartments are leased under operating leases with terms of generally one year or less. Rental income attributable to residential leases is recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned.

Utility reimbursements from residents are recorded on a gross basis and included in other revenue in the accompanying statement.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Estimates

The preparation of the combined statement of revenue and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

ARCHSTONE PORTFOLIO
Notes to Combined Statement of Revenue and Certain Expenses
Year ended December 31, 2012 (continued)

Advertising Costs

All advertising costs are expensed as incurred and included as operating expenses in the accompanying combined statement of revenue and certain expenses. For the year ended December 31, 2012, advertising expenses were approximately $3,944,912.

3. Related Party Transactions

An affiliate of the Archstone Portfolio incurred costs to manage the Properties and allocated a proportionate share of the costs to the Properties based on a percentage of revenue in the amount of $17,136,494 for the year ended December 31, 2012, and such amounts are included in management fees in the accompanying statement.

An affiliate of the Archstone Portfolio performed the property management function and charged one partially owned property total management fees in the amount of approximately $633,351 for the year ended December 31, 2012, which are included in management fees in the accompanying statement.

An affiliate of the Archstone Portfolio allocated insurance expense under a master policy to the Properties and various affiliated properties. Insurance expense for the year ended December 31, 2012 was approximately $9,347,677, and is included in real estate taxes and insurance in the accompanying statement.

4. Ground Leases

There are nine non-cancelable net ground leases for certain apartment communities and buildings that expire between 2042 and 2103. Each net ground lease generally provides for a primarily fixed annual rental payment plus additional rental payments that vary based on the properties’ operating results.

Minimum future payments under the ground lease agreements in effect at December 31, 2012 are as follows:

Year	Amount

2013	$5,364,230
2014	5,554,184
2015	5,648,219
2016	5,666,174
2017	5,909,419
Thereafter	245,226,587

Total	$273,368,813

Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 26, 2012, Equity Residential and ERP Operating Limited Partnership (collectively, the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Avalon Bay Communities, Inc. (“AVB”), Archstone Enterprise LP (which subsequently changed its name to Jupiter Enterprise LP) (“Archstone”) and Lehman Brothers Holdings Inc. (“LBHI”) pursuant to which the Company, AVB and certain of their respective subsidiaries agreed to acquire from Archstone and its affiliates, all of the assets and interests in various entities affiliated with Archstone. On February 27, 2013, the Company and AVB completed this acquisition. The amounts disclosed in these financial statements are preliminary and may change when the final purchase accounting is completed. In connection with the acquisition, the Company acquired a portfolio of apartment properties in exchange for (i) cash in the aggregate amount of approximately $2.0 billion, (ii) approximately 34.5 million common shares of beneficial interest of Equity Residential, and (iii) the assumption of liabilities related to the Archstone Portfolio (see definition below). In addition, a total of $2.0 billion of Archstone secured mortgage principal was paid off in conjunction with the closing. The Company owns assets representing approximately 60% of the Archstone Portfolio and AVB owns assets representing approximately 40% of the Archstone Portfolio.

The Company paid approximately $9.0 billion, inclusive of assumed debt of approximately $3.0 billion, and received seventy-one wholly owned and two partially owned properties containing 20,928 apartment units and three master-leased properties consisting of 853 apartment units, located primarily in high barrier to entry markets where the Company already operates. The portfolio contains approximately 19.4 million net rentable square feet of residential space and approximately 500,000 square feet of commercial space. In addition, the Company and AVB acquired interests in certain assets of Archstone, including Archstone's interests in certain joint ventures, interests in a portfolio of properties located in Germany and certain development land parcels through one or more unconsolidated joint ventures between the Company and AVB that are owned 60% by the Company and 40% by AVB (the Company's collective acquisition is referred to as the “Archstone Portfolio”). The joint ventures between the Company and AVB consist of assets that do not fit the Company's or AVB's core strategy or asset class. As a result, the Company and AVB plan to divest (held for sale) the joint venture assets as promptly as reasonably possible, subject to market and other economic conditions.

The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheets of Equity Residential and ERP Operating Limited Partnership are presented as if the Archstone Portfolio had been acquired on December 31, 2012. The accompanying unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2012 of Equity Residential and ERP Operating Limited Partnership are presented as if the Archstone Portfolio had been acquired on January 1, 2012. The unaudited Pro Forma Condensed Consolidated Balance Sheets are segregated into separate components as follows:

•	the historical Consolidated Balance Sheets of the Company;

•	the elimination of the Company's dispositions from January 1, 2013 through February 27, 2013;

•	the carrying value of the Archstone historical working capital;

•	the Company's ownership interest in the net working capital of the joint ventures with AVB;

•	the details of the transaction including the financing required and the allocation of the estimated purchase price to the real estate assets acquired; and

•	the Pro Forma Condensed Consolidated Balance Sheets of the Company.

The unaudited Pro Forma Condensed Consolidated Statements of Operations are segregated into separate components as follows:

•	the historical Consolidated Statements of Operations of the Company;

•	the elimination of discontinued operations of the Company's dispositions from January 1, 2013 through February 27, 2013;

•	the historical combined revenues and certain expenses of the properties to be acquired for Archstone's period of ownership;

•	removal of the historical combined revenues and certain expenses of the properties to be acquired for unconsolidated entities that are included at full ownership in the previous column;

•	the pro forma loss from investments in unconsolidated entities for Archstone's period of ownership with respect to the Company's 60% ownership interest in the unconsolidated joint ventures with AVB;

•	the pro forma details of the transaction including the adjusted depreciation and interest expense; and

Unaudited Pro Forma Condensed Consolidated Financial Statements (continued)

•	the Pro Forma Condensed Consolidated Statements of Operations of the Company.

These Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with:

•
The Company's historical consolidated financial statements and notes thereto as of and for the year ended December 31, 2012, included in the Company's Combined Form 10-K filed with the SEC on February 21, 2013; and

•	Financial statements of real estate operations acquired presented earlier in this filing.

In management's opinion, all adjustments necessary to reflect the transaction including the acquisition of the Archstone Portfolio have been made. The following unaudited Pro Forma Condensed Consolidated Balance Sheets do not purport to represent the future financial position of the Company. The unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2012 assuming the above transaction had been consummated on January 1, 2012, nor do they purport to represent the future results of operations of the Company.

EQUITY RESIDENTIAL
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2012
(Amounts in thousands)
(Unaudited)

	(1)	(2)		(3)	(4)	(5)
	Equity Residential Historical	Equity Residential Dispositions		Archstone Historical	Joint Venture	Transaction		Pro Forma Amounts
ASSETS
Investment in real estate
Land	$4,554,912	$(249,689)	(2a)	$—	$—	$2,239,000	(5a)	$6,544,223
Depreciable property	15,711,944	(967,984)	(2a)	—	—	5,770,110 295,730 (18,865)	(5b) (5c) (5d)	20,790,935
Projects under development	387,750	—		—	—	26,478	(5e)	414,228
Land held for development	353,823	—		—	—	240,000	(5f)	593,823
Investment in real estate	21,008,429	(1,217,673)		—	—	8,552,453		28,343,209
Accumulated depreciation	(4,912,221)	353,700	(2a)	—	—	—		(4,558,521)
Investment in real estate, net	16,096,208	(863,973)		—	—	8,552,453		23,784,688

Cash and cash equivalents	612,590	42,420	(2b)	47,867	—	(519,230) 69,808 2,350,000 (2,419,808)	(5g) (5h) (5i) (5j)	183,647
Investments in unconsolidated entities	17,877	—		(564)	(195,121)	103,724 117,913	(5k) (5l)	43,829
Deposits – restricted	250,442	(83)	(2a)	34,124	—	(1,250,734)	(5m)	335,522
		1,301,773	(2b)
Escrow deposits – mortgage	9,129	—		7,704	—	—		16,833
Deferred financing costs, net	44,382	—		—	—	25,600 (7,886)	(5n) (5o)	62,096
Other assets	170,372	(514)	(2a)	17,677	—	169,910	(5p)	357,445
Total assets	$17,201,000	$479,623		$106,808	$(195,121)	$7,191,750		$24,784,060

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$3,898,369	$—		$—	$—	$2,950,550	(5q)	$6,848,919
Notes, net	4,630,875	—		—	—	750,000	(5r)	5,380,875
Lines of credit	—	—		—	—	1,600,000	(5s)	1,600,000
Accounts payable and accrued expenses	38,372	(1,288)	(2a)	9,258	—	—		46,342
Accrued interest payable	76,223	—		16,568	—	—		92,791
Other liabilities	304,518	(285)	(2a)	11,796	—	10,440 104,224	(5t) (5u)	430,693
Security deposits	66,988	(2,409)	(2a)	10,233	—	—		74,812
Distributions payable	260,176	—		—	—	—		260,176
Total liabilities	9,275,521	(3,982)		47,855	—	5,415,214		14,734,608

Commitments and contingencies
Redeemable Noncontrolling Interests – Operating Partnership	398,372	—		—	—	29	(5aa)	398,401
Equity:
Shareholders’ equity:
Preferred Shares	50,000	—		—	—	—		50,000
Common Shares	3,251	—		—	—	345	(5v)	3,596
Paid in capital	6,542,355	—		213,409	(195,121)	1,929,523 (24,761) (213,973)	(5w) (5aa) (5x)	8,251,432

Retained earnings	887,355	483,605	(2c)	(154,456)	—	154,456 (85,929) (7,886)	(5x) (5y) (5z)	1,277,145
Accumulated other comprehensive (loss)	(193,148)	—		—	—	—		(193,148)
Total shareholders’ equity	7,289,813	483,605		58,953	(195,121)	1,751,775		9,389,025
Noncontrolling Interests:
Operating Partnership	159,606	—		—	—	24,732	(5aa)	184,338
Partially Owned Properties	77,688	—		—	—	—		77,688
Total Noncontrolling Interests	237,294	—		—	—	24,732		262,026
Total equity	7,527,107	483,605		58,953	(195,121)	1,776,507		9,651,051
Total liabilities and equity	$17,201,000	$479,623		$106,808	$(195,121)	$7,191,750		$24,784,060
See accompanying notes.

EQUITY RESIDENTIAL
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31. 2012
(Amounts in thousands except per share data)
(Unaudited)

	(1)	(2)		(3)		(4)		(5)		(6)
	Equity Residential Historical	Discontinued Operations		Archstone Historical		Unconsolidated Assets		Joint Venture		Transaction		Pro Forma Amounts
REVENUES
Rental income	$2,114,142	$(126,559)		$611,905		$(21,265)		$—		$819	(6a)	$2,579,042
Fee and asset management	9,573	—		—		—		—		—		9,573
Total revenues	2,123,715	(126,559)		611,905		(21,265)		—		819		2,588,615

EXPENSES
Property and maintenance	415,986	(25,328)		126,756		(4,226)		—		4,282	(6b)	517,470
Real estate taxes and insurance	241,876	(13,269)		72,931		(1,293)		—		—		300,245
Property management	81,902	—		17,999		(822)		—		—		99,079
Fee and asset management	4,663	—		—		—		—		—		4,663
Depreciation	664,082	(39,384)		—		—		—		500,597	(6c)	1,125,295
General and administrative	47,248	(7)		—		—		—		—		47,241
Total expenses	1,455,757	(77,988)		217,686		(6,341)		—		504,879		2,093,993

Operating income (loss)	667,958	(48,571)		394,219		(14,924)		—		(504,060)		494,622
Interest and other income	150,547	—		—		—		—		—		150,547
Other expenses	(27,361)	—		—		—		—		5,619	(6d)	(21,742)
Interest:
Expense incurred, net	(457,666)	834		—		—		—		(128,446)	(6e)	(585,278)
Amortization of deferred financing costs	(21,370)	36		—		—		—		(5,668)	(6f)	(18,638)
										8,364	(6g)
Income (loss) before income and other taxes, (loss) from investments in unconsolidated entities and discontinued operations	312,108	(47,701)		394,219		(14,924)		—		(624,191)		19,511
Income and other tax (expense) benefit	(539)	13		—		—		—		—		(526)
(Loss) from investments in unconsolidated entities	(14)	—		—		(8,586)	(4a)	(59,221)	(5a)	(6,830)	(6h)	(74,651)
Income (loss) from continuing operations	311,555	(47,688)		394,219		(23,510)		(59,221)		(631,021)		(55,666)
Net (income) loss from continuing operations attributable to Noncontrolling Interests:
Operating Partnership, net	(13,178)	2,132	(7)	(17,622)	(7)	1,051	(7)	2,647	(7)	28,207	(7)	3,237
Partially Owned Properties	(844)	—		—		—		—		—		(844)
Net income (loss) from continuing operations attributable to controlling interests:	297,533	(45,556)		376,597		(22,459)		(56,574)		(602,814)		(53,273)
Preferred distributions	(10,355)	—		—		—		—		—		(10,355)
Premium on redemption of Preferred Shares	(5,152)	—		—		—		—		—		(5,152)
Income (loss) from continuing operations available to Common Shares	$282,026	$(45,556)		$376,597		$(22,459)		$(56,574)		$(602,814)		$(68,780)

Earnings per share - basic:
Income (loss) from continuing operations available to Common Shares	$0.93											$(0.20)
Weighted average Common Shares outstanding	302,701										(6i)	337,169

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$0.92											$(0.20)
Weighted average Common Shares outstanding	319,766										(6i)	337,169
See accompanying notes.

ERP OPERATING LIMITED PARTNERSHIP
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2012
(Amounts in thousands)
(Unaudited)

	(1)	(2)		(3)	(4)	(5)
	ERP Operating Limited Partnership Historical	ERP Operating Limited Partnership Dispositions		Archstone Historical	Joint Venture	Transaction		Pro Forma Amounts
ASSETS
Investment in real estate
Land	$4,554,912	$(249,689)	(2a)	$—	$—	$2,239,000	(5a)	$6,544,223
Depreciable property	15,711,944	(967,984)	(2a)	—	—	5,770,110	(5b)	20,790,935
						295,730	(5c)
						(18,865)	(5d)
Projects under development	387,750	—		—	—	26,478	(5e)	414,228
Land held for development	353,823	—		—	—	240,000	(5f)	593,823
Investment in real estate	21,008,429	(1,217,673)		—	—	8,552,453		28,343,209
Accumulated depreciation	(4,912,221)	353,700	(2a)	—	—	—		(4,558,521)
Investment in real estate, net	16,096,208	(863,973)		—	—	8,552,453		23,784,688

Cash and cash equivalents	612,590	42,420	(2b)	47,867	—	(519,230)	(5g)	183,647
						69,808	(5h)
						2,350,000	(5i)
						(2,419,808)	(5j)
Investments in unconsolidated entities	17,877	—		(564)	(195,121)	103,724	(5k)	43,829
						117,913	(5l)
Deposits – restricted	250,442	(83)	(2a)	34,124	—	(1,250,734)	(5m)	335,522
		1,301,773	(2b)
Escrow deposits – mortgage	9,129	—		7,704	—	—		16,833
Deferred financing costs, net	44,382	—		—	—	25,600	(5n)	62,096
						(7,886)	(5o)
Other assets	170,372	(514)	(2a)	17,677	—	169,910	(5p)	357,445
Total assets	$17,201,000	$479,623		$106,808	$(195,121)	$7,191,750		$24,784,060

LIABILITIES AND CAPITAL
Liabilities:
Mortgage notes payable	$3,898,369	$—		$—	$—	$2,950,550	(5q)	$6,848,919
Notes, net	4,630,875	—		—	—	750,000	(5r)	5,380,875
Lines of credit	—	—		—	—	1,600,000	(5s)	1,600,000
Accounts payable and accrued expenses	38,372	(1,288)	(2a)	9,258	—	—		46,342
Accrued interest payable	76,223	0		16,568	—	—		92,791
Other liabilities	304,518	(285)	(2a)	11,796	—	10,440	(5t)	430,693
						104,224	(5u)
Security deposits	66,988	(2,409)	(2a)	10,233	—	—		74,812
Distributions payable	260,176	—		—	—	—		260,176
Total liabilities	9,275,521	(3,982)		47,855	—	5,415,214		14,734,608

Commitments and contingencies
Redeemable Limited Partners	398,372	—		—	—	29	(5aa)	398,401

Capital:
Partners’ Capital:
Preference Units	50,000	—		—	—	—		50,000
General Partner	7,432,961	483,605	(2c)	58,953	(195,121)	345	(5v)	9,532,173
						1,929,523	(5w)
						(24,761)	(5aa)
						(213,973)	(5x)
						154,456	(5x)
						(85,929)	(5y)
						(7,886)	(5z)
Limited Partners	159,606	—		—	—	24,732	(5aa)	184,338
Accumulated other comprehensive (loss)	(193,148)	—		—	—	—		(193,148)
Total partners’ capital	7,449,419	483,605		58,953	(195,121)	1,776,507		9,573,363
Noncontrolling Interests – Partially Owned Properties	77,688	—		—	—	—		77,688
Total capital	7,527,107	483,605		58,953	(195,121)	1,776,507		9,651,051
Total liabilities and capital	$17,201,000	$479,623		$106,808	$(195,121)	$7,191,750		$24,784,060
See accompanying notes.

ERP OPERATING LIMITED PARTNERSHIP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
DECEMBER 31, 2012
(Amounts in thousands except per Unit data)
(Unaudited)

	(1)	(2)	(3)	(4)		(5)		(6)
	ERP Operating Limited Partnership Historical	Discontinued Operations	Archstone Historical	Unconsolidated Assets		Joint Venture		Transaction		Pro Forma Amounts
REVENUES
Rental income	$2,114,142	$(126,559)	$611,905	$(21,265)		$—		$819	(6a)	$2,579,042
Fee and asset management	9,573	—	—	—		—		—		9,573
Total revenues	2,123,715	(126,559)	611,905	(21,265)		—		819		2,588,615

EXPENSES
Property and maintenance	415,986	(25,328)	126,756	(4,226)		—		4,282	(6b)	517,470
Real estate taxes and insurance	241,876	(13,269)	72,931	(1,293)		—		—		300,245
Property management	81,902	—	17,999	(822)		—		—		99,079
Fee and asset management	4,663	—	—	—		—		—		4,663
Depreciation	664,082	(39,384)	—	—		—		500,597	(6c)	1,125,295
General and administrative	47,248	(7)	—	—		—		—		47,241
Total expenses	1,455,757	(77,988)	217,686	(6,341)		—		504,879		2,093,993

Operating income (loss)	667,958	(48,571)	394,219	(14,924)		—		(504,060)		494,622
Interest and other income	150,547	—	—	—		—		—		150,547
Other expenses	(27,361)	—	—	—		—		5,619	(6d)	(21,742)
Interest:
Expense incurred, net	(457,666)	834	—	—		—		(128,446)	(6e)	(585,278)
Amortization of deferred financing costs	(21,370)	36	—	—		—		(5,668)	(6f)	(18,638)
						—		8,364	(6g)
Income (loss) before income and other taxes, (loss) from investments in unconsolidated entities and discontinued operations	312,108	(47,701)	394,219	(14,924)		—		(624,191)		19,511
Income and other tax (expense) benefit	(539)	13	—	—		—		—		(526)
(Loss) from investments in unconsolidated entities	(14)	—	—	(8,586)	(4a)	(59,221)	(5a)	(6,830)	(6h)	(74,651)
Income (loss) from continuing operations	311,555	(47,688)	394,219	(23,510)		(59,221)		(631,021)		(55,666)
Net (income) loss from continuing operations attributable to Noncontrolling Interests – Partially Owned Properties	(844)	—	—	—		—		—		(844)
Net income (loss) from continuing operations attributable to controlling interests	$310,711	$(47,688)	$394,219	$(23,510)		$(59,221)		$(631,021)		$(56,510)
ALLOCATION OF INCOME FROM CONTINUING OPERATIONS:
Preference Units	$10,355	$—	$—	$—		$—		$—		$10,355
Premium on redemption of Preference Units	$5,152	$—	$—	$—		$—		$—		$5,152
Income (loss) from continuing operations available to Units	$295,204	$(47,688)	$394,219	$(23,510)		$(59,221)		$(631,021)		$(72,017)
Earnings per Unit - basic:
Income (loss) from continuing operations available to Units	$0.93									$(0.20)
Weighted average Units outstanding	316,554								(6i)	351,022

Earnings per Unit - diluted:
Income (loss) from continuing operations available to Units	$0.92									$(0.20)
Weighted average Units outstanding	319,766								(6i)	351,022

See accompanying notes.

EQUITY RESIDENTIAL
ERP OPERATING LIMITED PARTNERSHIP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Unaudited)

Notes to Pro Forma Condensed Consolidated Balance Sheets

(1)
Historical Balances - Reflects the consolidated balance sheet of the Company as contained in its historical consolidated financial statements included in the Form 10-K as of and for the year ended December 31, 2012 previously filed with the Securities and Exchange Commission.

(2)
Dispositions - Reflects the balance sheet impact of the disposition of 33 operating properties sold by the Company in multiple separate transactions from January 1, 2013 through February 27, 2013 to partially fund the transaction.

a)	Reflects the removal of real estate, accumulated depreciation and working capital from the historical balances.

b)	Reflects $1.3 billion in tax deferred section 1031 exchange proceeds and $42.4 million in cash proceeds.

c)	Reflects the $483.6 million estimated gain on sale.

(3)
Archstone Historical - Reflects the carrying value of Archstone's historical net working capital (which approximates fair value) for the properties purchased by the Company as of December 31, 2012. Additionally, reclassifications were made to conform to the Company's presentation.

(4)
Joint Venture - Reflects the Company's 60% ownership interest in the net working capital of the joint ventures with AVB as of December 31, 2012. The joint ventures consist of approximately 14,000 apartment units in Germany, six domestic operating properties and various development pursuit deals, with ownership interests ranging from 5.0% - 100%. See note (5l) below.

(5)
Transaction - In connection with completing the transaction, the following adjustments were made to account for the assumption of existing debt, issuance of common shares to the seller, additional financing required and the allocation of the estimated purchase price to the real estate assets acquired, all at fair value based on an analysis of current market conditions. The major components of the transaction funding and the purchase price include the following (amounts in thousands):

Funding Source	Amount	Asset	Allocated Purchase Price
Cash on Hand	$519,230	Land	$2,239,000
Common Share Issuance to Seller	1,929,868	Building	5,635,180
Line of Credit Draw	1,600,000	Site Improvements	74,690
Term Loan	750,000	FF&E	60,240
Debt Assumed	2,790,050	In-Place Leases	295,730
Mark to Market of Debt Assumed	160,500	Projects Under Development	26,478
Assumption of Preferred Shares	104,224	Land Held for Development	240,000
Transaction Costs	(85,929)	Investment in Unconsolidated Entities	221,637
Working Capital	(59,517)	Ground/Retail Leases above/below market	159,470
1031 Exchange Proceeds	1,250,734	Mark to Market of Debt Assumed	160,500
Common Share FMV Adjustment	(95,132)
Cash and Working Capital Adjustment	(84,233)
Deferred Financing Fees	25,600
Total	$8,959,160	Total	$8,959,160

a)	Reflects the estimated purchase price allocation to land.

b)	Reflects the estimated purchase price allocation to depreciable property (building, site improvements and FF&E).

c)	Reflects the estimated purchase price allocation to the intangible value of the existing in place leases.

EQUITY RESIDENTIAL
ERP OPERATING LIMITED PARTNERSHIP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Unaudited)

Notes to Pro Forma Condensed Consolidated Balance Sheets (continued)

d)	Reflects purchase price adjustments including:

•	Fair market value of the debt assumed which resulted in an increase of $160.5 million;

•
Market adjustment on the common share issuance to the seller reflecting the difference in the share price of our common shares used for determining the number of shares issued to affiliates of LBHI ($58.75) and the actual price as of February 27, 2013 ($55.99), resulting in a decrease of $95.1 million;

•	corporate cash assumed from Archstone resulting in a decrease of $24.8 million net of a debt extinguishment fee paid in conjunction with closing; and

•	elimination of historical net equity of Archstone, resulting in a decrease of $59.5 million (see note (5x) below).

e)	Reflects the reclassification of a portion of land and construction-in-progress acquired consistent with the Company's classification.

f)	Reflects the reclassification of a portion of land and construction-in-progress acquired consistent with the Company's classification.

g)	Reflects the use of the company's corporate cash on hand to fund the transaction.

h)	Reflects the assumption of an estimated $69.8 million in Archstone corporate cash net of cash used to purchase two land parcels prior to close.

i)
Reflects the aggregate loan proceeds of $2.35 billion resulting from a $750.0 million draw on the new senior unsecured delayed draw term loan facility discussed below in note (5r) and drawing on the new line of credit in the amount of $1.6 billion discussed below in note (5s).

j)	Reflects the use of cash raised or acquired noted above in notes (5h and 5i) for the acquisition.

k)
Reflects the fair value of the real estate, lease intangibles and debt assumed for the Company's ownership interest in five unconsolidated properties (including development), at varying ownership percentages.

l)
Reflects the fair value of the real estate, lease intangibles and debt assumed for the Company's 60% unconsolidated ownership interest in the joint ventures with AVB. These amounts take into account a 20% interest in a domestic fund containing 1,902 apartment units, 807 wholly owned German apartment units and 16.5% and 5.0% interests, respectively, in two separate German funds owning over 13,000 additional apartment units.

m)
Reflects the use of $1.25 billion in tax deferred section 1031 exchange proceeds. Of this amount, $152.2 million related to properties disposed of prior to December 31, 2012 and are included in the Company's historical balances. The remaining $1.1 billion resulted from the dispositions that occurred subsequent to year end (see note (2b) above).

n)
Reflects the estimated $25.6 million of financing costs associated with the assumption of existing debt discussed in note (5q) and the $2.35 billion in proceeds discussed in notes (5r and 5s) which will be amortized over a weighted average of 8.1 years.

o)
Reflects the write off of $7.9 million of unamortized loan costs included in the Company's historical balances associated with the termination of the bridge loan facility commitment in 2013 which the Company obtained in preparation for the transaction.

p)
Reflects the estimated purchase price allocation at fair value to the intangible value of below market ground and above market retail lease intangibles of $167.6 million and $2.3 million, respectively.

q)
Reflects the assumption of $3.0 billion in mortgage debt. Total principal assumed consisted of the following components: $2.4 billion of fixed rate mortgages, $373.6 million of variable rate tax exempt bonds and conventional

EQUITY RESIDENTIAL
ERP OPERATING LIMITED PARTNERSHIP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Unaudited)

Notes to Pro Forma Condensed Consolidated Balance Sheets (continued)

mortgages and the fair market value adjustment of $160.5 million. The fixed rate mortgages have interest rates ranging from 0.10% to 6.26%. The variable rate tax exempt bonds have interest rates ranging from SIFMA + 0.874% to SIFMA + 1.495%. The variable rate conventional mortgages have an interest rate of LIBOR + 1.75%.

r)
Reflects the estimated loan proceeds of funding the new senior unsecured delayed draw term loan facility in the amount of $750.0 million. On January 11, 2013, the company entered into the new facility, which matures January 11, 2015 and is subject to a one year extension option exercisable by the Company. The facility has a current interest rate of LIBOR plus 1.20%.

s)
Reflects the estimated loan proceeds of a $1.6 billion draw on the new revolving line of credit. On January 11, 2013, the company entered into a new line of credit agreement with a total capacity of $2.5 billion. The new facility matures on April 1, 2018 and has a current interest rate of LIBOR plus 1.05%. The facility is also subject to an annual facility fee of 0.15% of capacity.

t)	Reflects the estimated purchase price allocation at fair value to the intangible value of above market ground and below market retail leases of $2.4 million and $8.0 million, respectively.

u)
Reflects the assumption of the Company's obligation related to the $104.2 million liquidation value of preferred shares assumed as part of this transaction in a 60% owned unconsolidated joint venture with AVB which is reflected in other liabilities. The stated dividend rates range from 6.00% to 7.66%.

v)	Reflects the issuance of 34.5 million shares of the Company's common shares at par value of $0.01 per share. See note (5w) below.

w)
Reflects the $1.9 billion recording of additional paid in capital as a result of the issuance of 34.5 million shares of the Company's common shares directly to affiliates of LBHI as partial consideration in this transaction. The shares were valued using the closing share price of $55.99 as of February 27, 2013. See also note (5d) above.

x)	Reflects an adjustment to eliminate the historical equity balance of the Archstone properties with the net offset of $59.5 million noted above in (5d).

y)
Reflects $85.9 million of estimated transaction costs the Company will incur in order to complete the acquisition. The estimated transaction costs are not included in the pro forma condensed consolidated statements of operations for the year ended December 31, 2012 as they represent a non-recurring charge that results directly from the acquisition and will be included in the consolidated financial results of the Company within twelve months of the transaction.

z)
Reflects the $7.9 million write off of unamortized loan costs included in the Company's historical balances related to the $2.5 billion bridge loan facility commitment in 2013 that was obtained in preparation for the transaction. The facility was canceled on January 11, 2013 with the completion of the new unsecured revolving credit agreement discussed in note (5s) and the new senior unsecured delayed draw term loan discussed in note (5r). The write off of unamortized loan costs is not included in the pro forma condensed consolidated statements of operations for the year ended December 31, 2012 as they represent a non-recurring charge that results directly from the acquisition and will be included in the consolidated financial results of the Company within twelve months of the transaction.

aa) Reflects the reallocation of total equity and Noncontrolling Interests - Operating Partnership based on the Noncontrolling Interests - Operating Partnership ownership of Equity Residential.

Reflects the reallocation of total capital and limited partners' interest based on the limited partners' ownership of ERP Operating Limited Partnership.

EQUITY RESIDENTIAL
ERP OPERATING LIMITED PARTNERSHIP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2012
(Unaudited)

Notes to Pro Forma Condensed Consolidated Statements of Operations

Pursuant to the Archstone Portfolio acquisition there are certain transaction costs that will be paid at or near closing. These costs are not included in the pro forma condensed consolidated statements of operations for the year ended December 31, 2012 because they represent non-recurring charges that result directly from the transaction and will be included in the consolidated financial results of the Company within twelve months of the transaction.

1)
Historical Amounts - Represents the consolidated statement of operations of the Company as contained in the historical consolidated financial statements included in its Form 10-K as of and for the year ended December 31, 2012 previously filed with the Securities and Exchange Commission.

2)
Discontinued Operations - Represents the discontinued operations for the year ended December 31, 2012 attributable to properties sold by the Company in multiple separate transactions from January 1, 2013 through February 27, 2013.

3)
Archstone Historical - Represents the historical combined revenues and certain expenses of the properties acquired for Archstone's period of ownership during the year ended December 31, 2012 attributable to the acquisition of the Archstone Portfolio as if the acquisition had occurred on January 1, 2012.

4)
Unconsolidated Assets - Represents removal of the historical combined revenues and certain expenses acquired for unconsolidated entities included in the Archstone Portfolio at full ownership for Archstone's period of ownership with respect to the Company's anticipated 60% ownership interest in the unconsolidated joint ventures with AVB during the year ended December 31, 2012. The amounts removed and the loss (income) from investments in unconsolidated entities recorded are attributable to the acquisition of the interests in the Unconsolidated Assets as if the acquisition had occurred on January 1, 2012. The loss (income) from investments in unconsolidated entities is based on the Company's share of earnings and reflects its actual ownership in the unconsolidated entities.

a)	Reflects the $(8.6) million (loss) from investments in unconsolidated entities.

5)
Joint Venture - The Company has an unconsolidated 60% interest in joint ventures with AVB. These joint ventures hold certain assets neither partner intends to own and these assets are held for sale. Represents the pro forma (loss) income from investments in unconsolidated entities for Archstone's period of ownership during the year ended December 31, 2012.

a)	Reflects the $(59.2) million (loss) from investments in unconsolidated entities.

6)	Transaction - In connection with the transaction, we have made the following adjustments for the year ended December 31, 2012:

a)
Rental income of $0.8 million relates to the amortization of $5.7 million in net below market retail leases to be assumed in the transaction. The below market retail leases are amortized over a weighted average life of seven years.

b)
Property and maintenance expense of $4.3 million relates to the amortization of $165.2 million in net below market ground leases to be assumed in the transaction. The below market ground leases are amortized over the term of the respective ground leases to which they relate having expirations ranging from 2042 - 2092.

c)	Depreciation expense of $500.6 million is calculated based on the fair value of the real estate related assets purchased as detailed below (amounts in thousands except for depreciable lives):

EQUITY RESIDENTIAL
ERP OPERATING LIMITED PARTNERSHIP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2012
(Unaudited)

Notes to Pro Forma Condensed Consolidated Statements of Operations (continued)

			Year
		Weighted Average	Ended 12/31/12
Asset	Basis	Depreciable Life	Expense
Building	$5,635,180	30 Years	$187,840
Site Improvements	74,690	15 Years	4,979
FF&E	60,240	5 Years	12,048
In-Place Leases	295,730	6 Months	295,730
Total	$6,065,840		$500,597

d)	Other expenses of $5.6 million reflect the elimination of historical charges related to this transaction that are not expected to recur.

e)
Reflects the $128.4 million of interest expense related to debt that will be assumed or incurred as a result of or to finance this transaction. The components of interest expense are detailed below (amounts in thousands except for interest rates):

			Year
Debt Type	Principal	Interest Rate Range	Ended 12/31/12 Expense
Fixed Rate Mortgages Assumed	$2,416,450	0.10% - 6.26%	$143,433
Variable Rate Mortgages Assumed	373,600	SIFMA + 0.874% -1.495%	4,883
		LIBOR + 1.75%
FMV Mortgages Assumed	160,500	n/a	(52,462)
Line of Credit	1,600,000	LIBOR +1.05%	22,190
Delayed Draw Term Loan	750,000	LIBOR + 1.20%	10,402
Total	$5,300,550		$128,446

For purposes of calculating the estimated 2012 interest, we assumed a LIBOR rate of 0.187% and a SIFMA rate of 0.097%. If the above-mentioned benchmark rates were to fluctuate by 1/8%, our annual interest expense with respect to this transaction on the assumed debt would vary by approximately $0.5 million. The fair market value adjustment on the assumed debt was amortized using the straight line method over the respective maturity dates with an average life of 9.4 years.

The Company's borrowing to fund the transaction utilizes two sources: $1.6 billion on the line of credit and $750.0 million on a new delayed draw term loan with a two year maturity. The interest rate is LIBOR + 1.05% for the line of credit and LIBOR + 1.20% for the term loan. The line of credit also has a 0.15% annual facility fee. If the above-mentioned benchmark rates were to fluctuate by 1/8%, our annual interest expense would vary by approximately $2.9 million.

f)
Reflects $5.7 million of amortization of estimated financing costs applicable to assuming mortgages and draws on the revolving line of credit and delayed draw term loan. Financing costs are amortized to interest expense over the expected life of the respective loan agreements (weighted average of 8.1 years) using the straight-line method, which approximates the effective interest method.

g)
Amortization of deferred financing costs of $8.4 million reflects the elimination of 2012 unamortized loan costs written off in the historical financial statements related to a $2.5 billion bridge loan facility commitment that was obtained in preparation for the transaction that has been canceled in 2013 and is not expected to recur.

EQUITY RESIDENTIAL
ERP OPERATING LIMITED PARTNERSHIP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2012
(Unaudited)

Notes to Pro Forma Condensed Consolidated Statements of Operations (continued)

h)	Reflects $6.8 million of accrued but unpaid distributions related to preferred shares assumed as part of this transaction in a 60% owned unconsolidated joint venture.

i)
Historical basic and diluted weighted average common shares outstanding of 302.7 million and 319.8 million, respectively, for Equity Residential should be adjusted to include the 34.5 million shares issued to affiliates of LBHI in order to complete the transaction (see note (5v) on the Pro Forma Balance Sheet). We did not adjust the number of diluted shares outstanding as it would be antidilutive.

Historical basic and diluted weighted average units outstanding of 316.6 million and 319.8 million, respectively, for ERP Operating Liming Partnership should be adjusted to include the 34.5 million shares issued to affiliates of LBHI in order to complete the transaction (see note (5v) on the Pro Forma Balance Sheet). We did not adjust the number of diluted units outstanding as it would be antidilutive. ERP Operating Limited Partnership will issue one unit to Equity Residential for each common share issued by Equity Residential to maintain the one-for-one relationship between common shares and units.

7)
Reflects the allocation of results between the controlling interests and the Noncontrolling Interests - Operating Partnership based on the Noncontrolling Interests - Operating Partnership weighted average ownership of 4.47% of Equity Residential for the year ended December 31, 2012.